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________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               February 16, 2001

                              HOMESTORE.COM, INC.

                                --------------
            (Exact name of registrant as specified in its charter)



           Delaware                   000-26659               95-4438337
           ---------                  ---------               ----------
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             File Number)        Identification No.)

                           30700 Russell Ranch Road
                      Westlake Village, California 91362

                   (Address of Principal Executive Offices)
                                  (Zip Code)

      Registrant's telephone number, including area code: (805) 557-2300

                                Not Applicable
                                ---------------
         (Former name or former address, if changed since last report)

________________________________________________________________________________
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Item 2.   Acquisition of Assets.

          Effective February 16, 2001, Homestore.com , Inc. ("Homestore.com or the "Company") completed the acquisition of the Move.com group from Cendant Corporation ("Cendant") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") dated as of October 26, 2000, by and among Homestore.com, Inc. Metal Acquisition Corp., WW Acquisition Corp., Move.com, Inc. ("Move.com"), Welcome Wagon International, Inc. ("Welcome Wagon"), Cendant Membership Services Holdings, Inc. and Cendant Corporation. The Merger Agreement was filed as Annex A to the Definitive Proxy Statement filed with the Securities and Exchange Commission ("SEC") on November 29, 2000, and is incorporated herein by reference. The Move.com group includes the Web sites move.com, Rent Net, House Net, Senior Housing Net, and Self Storage Net, as well as direct marketing company Welcome Wagon(R).

          In connection with the acquisition, Homestore.com issued an aggregate of approximately 21.4 million shares of its common stock in exchange for all outstanding shares of capital stock of Move.com and Welcome Wagon and assumed approximately 3.2 million outstanding stock options of Move.com. Cendant is restricted in its ability to sell the Homestore.com shares it received in the acquisition and has agreed to vote such shares on all corporate matters in proportion to the voting decisions of all other shareholders. In addition, Cendant has agreed to a ten-year standstill agreement that, under most conditions, prohibits Cendant from acquiring additional Homestore.com common shares. The Merger Agreement provides that Homestore.com must file a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the distribution by Cendant of shares issued to Cendant in the transaction to certain of the former security holders of Move.com and Welcome Wagon. In addition, Homestore.com filed a registration statement on Form S-8 with the SEC on February 16, 2001 covering the Move.com, Inc. 2000 Stock Incentive Plan and the options that were assumed in the transaction. Effective as of the closing of the transaction, Cendant is entitled to designate one director to the Homestore.com board of directors, and the board can be expanded to 11 members before Cendant is entitled to designate an additional director.

          The transaction will be accounted for as a purchase transaction. Homestore.com is expecting to record a one-time acquisition-related charge in the first quarter between $10 and $15 million, primarily related to stay bonuses, severance, and facilities and systems integration costs.

                                      -2-
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The merger is intended to constitute a tax-free reorganization under Section
368(a) of the Internal Revenue Code.

Item 7.   Financial Statements and Exhibits

          (a) Financial Statements of Business Acquired.

          The financial statements required by this item will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

          (b) Pro Forma Financial Information.

              The pro forma financial information required by this item will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

          (c) Exhibits.

              2.1 Agreement and Plan of Reorganization by and among Homestore.com, Inc., Metal Acquisition Corp., WW Acquisition Corp., Move.com, Inc., Welcome Wagon International, Inc., Cendant Membership Services Holdings, Inc. and Cendant Corporation, dated as of October 26, 2000, incorporated by reference herein to the Definitive Proxy Statement filed with the Securities and Exchange Commission on November 29, 2000.

                                      -3-
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HOMESTORE.COM, INC.


          Date: February 20, 2001            By: /s/ Joseph J. Shew
                                                --------------------------
                                                Joseph J. Shew

                                                Chief Financial Officer
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                                 EXHIBIT INDEX
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          2.1   Agreement and Plan of Reorganization, by and among
Homestore.com, Inc., Metal Acquisition Corp., WW Acquisition Corp., Move.com, Inc., Welcome Wagon International, Inc., Cendant Membership Services Holdings, Inc. and Cendant Corporation, dated as of October 26, 2000, incorporated by reference herein to the Definitive Proxy Statement filed with the Securities and Exchange Commission on November 29, 2000.